EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tortoise Pipeline & Energy Fund, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Pipeline & Energy Fund, Inc. for the year ended November 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Pipeline & Energy Fund, Inc. for the stated period.

/s/ P. Bradley Adams
P. Bradley Adams Chief Executive Officer Tortoise Pipeline & Energy Fund, Inc.

Dated: February 8, 2024
/s/ Courtney Gengler
Courtney Gengler Principal Financial Officer and Treasurer Tortoise Pipeline & Energy Fund, Inc.

Dated: February 8, 2024

This certification is being furnished pursuant to Item 13(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Pipeline & Energy Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.